Exhibit 10.1

FORM OF

INVESTOR AGREEMENT

This Investor Agreement (this “Agreement”) is entered into as of July [__], 2019, by and among SELLAS Life Sciences Group, Inc., a Delaware corporation (the “Company”), and [_______] (the “Investor”).

Recitals

WHEREAS, on June 18, 2019, the Company consummated an underwritten public offering (the “Offering”) of (i) 26,367,200 shares of common stock, par value $0.0001 per share (the “Common Stock”), (ii) 73,632,800 pre-funded warrants exercisable for shares of Common Stock, and (iii) accompanying Common Stock warrants to purchase up to an aggregate of 100,000,000 shares of Common Stock (the “Warrants”, and collectively with the Common Stock and the pre-funded warrants exercisable for shares of Common Stock, the “Securities”);

WHEREAS, the Investor purchased Securities in the Offering, pursuant to which the Company issued to the Investor a Warrant to purchase [______] shares of Common Stock;

[WHEREAS, in connection with its purchase of Securities in the Offering, the Company and the Investor entered into that certain Leak-Out Agreement dated June 14, 2019 (the “Leak-Out Agreement”), pursuant to which the Investor agreed to certain limitations with respect to its ability to sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), shares of Common Stock (as well as the shares of Common Stock issuable upon exercise of the Warrants and the pre-funded warrants exercisable for shares of Common Stock) on or before August 2, 2019;] 1

WHEREAS, on or before October 1, 2019, the Company intends to hold a special meeting of its stockholders (the “Meeting”) at which the Company’s stockholders of record as of a date to be determined in the future (the “Record Date”) shall be asked to adopt and/or approve, among other things, an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, at a ratio to be determined in the future by the Company’s board of directors (the “Split Proposal”); and

WHEREAS, as of the date hereof, the Investor beneficially owns or has sole or shared voting power with respect to certain shares of Common Stock, and is willing to agree to vote all of the shares of Common Stock that it owns as of the Record Date in favor of the Split Proposal.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	[Leak-Out Agreement. Effective as of the date hereof, the parties agree that the Leak-Out Agreement shall be amended such that the reference to the date “August 2, 2019” in the first sentence of the third paragraph of the Leak-Out Agreement shall hereby be deleted in its entirety and the following date substituted in lieu thereof: “August 15, 2019”.] [2]

[1]	To be included where applicable
[2]	To be included where applicable

2.	Warrant; Warrant Agent Agreement.

a.	Effective as of the date hereof, the parties agree that the Warrant shall be amended such that the language in the first sentence of Section 1(d) of the Warrant stating “if, between June 18, 2019 and the fifteen (15) month anniversary thereof” shall hereby be deleted in its entirety and the following substituted in lieu thereof:

“if, between July 10, 2019 and September 18, 2020”

b.	Effective as of the date hereof, the parties agree that that certain Warrant Agent Agreement entered into by and among the Company and Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A. on June 18, 2019 (the “Warrant Agent Agreement”) shall be amended such that the language in the first sentence of Section 3.3.8 of the Warrant Agent Agreement stating, “if, between June 18, 2019 and the fifteen (15) month anniversary thereof” shall hereby be deleted in its entirety and the following substituted in lieu thereof:

“if, between July 10, 2019 and September 18, 2020”

3.	Split Proposal. The Investor, solely in the Investor’s capacity as a stockholder of the Company, agrees to vote (or cause to be voted) all of the Investor’s shares of Common Stock that it owns as of the Record Date, at the Meeting or any adjournment thereof, and/or in any action by written consent of the stockholders of the Company, in favor of (i) the Split Proposal and (ii) any other matter relating to the Split Proposal. The Investor hereby agrees not to grant any proxy with respect to such shares of Common Stock or to enter into or agree to be bound by any voting trust or agreement or other arrangement of any kind that is inconsistent with the provisions of this Agreement.

4.	Representations, Warranties and Covenants.

(a)       The Investor represents, warrants and agrees that (i) the Investor has all necessary power and authority to enter into this Agreement, (ii) this Agreement is the legal, valid and binding agreement of the Investor, and (iii) this Agreement is enforceable against the Investor in accordance with its terms.

(b)       The Company represents, warrants and agrees that (i) the Company has all necessary power and authority to enter into this Agreement, (ii) this Agreement is the legal, valid and binding agreement of the Company, and (iii) this Agreement is enforceable against the Company in accordance with its terms.

(c)       The Company represents to the Investor that the Investor has not been provided with any material, non-public information from the Company, any of its subsidiaries, or any of their respective officers, directors, employees, affiliates or agents.

5.	Continued Validity. Except as expressly modified herein, each of the [Leak-Out Agreement, ]the Warrant Agent Agreement and the Warrant is hereby ratified and confirmed and remains in full force and effect. In the event that there is any conflict or inconsistency between the terms of this Agreement and the terms of the [Leak-Out Agreement, ]the Warrant Agent Agreement or the Warrant, the terms of this Agreement shall govern. All references in the Warrant Agent Agreement to “this Warrant Agreement” shall be deemed to refer to the Warrant Agent Agreement, as amended hereby. All references in any Warrant to "the Warrant Agreement" or “this Warrant” shall be deemed to refer to the Warrant Agent Agreement, as amended hereby or the Warrant, as amended hereby, respectively.

6.	Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which together will constitute an executed agreement.

7.	Governing Law. This Agreement and the rights and obligations of the parties to it are governed by, and construed and enforced in accordance with, the internal laws of the State of New York; provided that, with respect to Section 3 only, the rights and obligations of the parties shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.

8.	Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SELLAS LIFE SCIENCES GROUP, Inc.

By:
Name:
Title:

[INVESTOR]

By:
Name:
Title:

[Signature Page to Investor Agreement]